EXHIBIT 99.1

Terra Tech Corp. Granted Phase I Cultivation, Manufacturing and Distribution Permits

for its Three Santa Ana, CA Locations

Company to commence build-out of cultivation and extraction facilities, which is expected to drive growth in its ‘IVXX’ wholesale business and support full vertical-integration at its Southern California operations

IRVINE, Calif. September 24, 2018 -- Terra Tech Corp. (OTCQX: TRTC), (“Terra Tech” or the “Company”) a vertically integrated cannabis-focused agriculture company, is pleased to announce that the City of Santa Ana has granted its East Dyer Road, East Carnegie Avenue and South Tech Center Drive locations vertically-integrated Phase I permits. These permits allow the Company to commence development of cultivation, manufacturing and distribution capabilities at these locations. Moreover, upon completion of the build-out of each location’s facilities, they also confer upon the Company the right to apply for Phase II permits which are needed to commence commercial activities.

The Company is expanding its presence in Southern California as the state’s cannabis market continues its transformation from a black market economy into a multibillion-dollar, regulated market. By opening several locations across Santa Ana, each of which will benefit from vertical integration and will house the Company’s recognizable ‘Blüm’ dispensary brand, the Company is positioning itself as a major supplier of medical and adult-use cannabis to all the surrounding cities, such as Irvine, Laguna Beach and Newport Beach, all of which currently suffer from a scarcity of existing cannabis dispensaries. When completed, the Company’s expanded cultivation and extraction capabilities will allow it to ramp production of its proprietary IVXX™ cannabis products, which are grown and harvested under the safest and most beneficial conditions. All IVXX products are thoughtfully produced, rigorously tested and certified to the highest standards of potency and purity for sale at the Company’s proprietary Blüm dispensaries as well as at third party dispensaries.

Derek Peterson, Chairman and CEO, commented, “We have successfully capitalized on our first mover advantage to expand our portfolio of cannabis permits in Santa Ana to now include three vertically-integrated Phase I permits, in addition to the retail permits for Dyer Road and Carnegie Avenue that we obtained in July of this year and the retail permit associated with our fully-operation Blüm dispensary on Tech Center Drive. Now that we have these permits, the Company is free to commence construction of its cultivation and extraction facilities at all three of these locations. Southern California is a major cannabis market and we are excited to pursue this opportunity which will allow us to increase production volumes of our premium IVXX-branded wholesale cannabis products, including producing cannabis-infused, non-alcoholic beverages at the Dyer Road facility.”

1

The plans for each of the Company’s Santa Ana operations are as follows:

2911 Tech Center Drive

The Company has operated its retail dispensary at 2911 Tech Center Drive since September 2017 when it acquired a dispensary known as ‘The Reserve’. Following the acquisition it rebranded the dispensary as Blüm, capitalizing on the brand value created by its other retail operations in Northern California and Nevada. It made its first sales to the adult-use market through this dispensary in the first quarter of 2018.

620 East Dyer Road

Terra Tech purchased this 44,000 square foot facility at 620 East Dyer Road in January 2018 to expand its presence in Southern California. The Company plans to develop the property into a vertically integrated cannabis complex that will be over 50,000 square feet, complete with cultivation, extraction and retail capabilities. In addition, the Company plans to include an event facility to host large-scale cannabis themed events, such as concerts and movie nights. The Dyer Road facility is adjacent to the 55 Freeway and acts as an entry point into the Southern California marketplace, allowing the Company to benefit from the area’s high population density and traffic. Additionally, the Company is building-out a large-scale production and bottling facility at its Dyer Road facility to support its partnership with the Valiente Group to produce cannabis-infused, non-alcoholic beverages.

Potential revenues from the retail dispensary are expected to be between $7 million and $10 million per year, when at full capacity and under current market conditions.

1815 East Carnegie Avenue.

Terra Tech selected this 30,000 square foot location because it borders Irvine and Tustin, which have a combined population of over 350,000 residents and have no cannabis dispensaries. The Company believes this strategic location may allow it to serve as a delivery hub to Orange County, opening a new untapped market. The company may also decide to sell the suite of permits and building at Carnegie Avenue in order to raise additional, non-dilutive capital to facilitate the construction of the larger facility at Dyer Road.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

###

2

About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada and California. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated medical cannabis dispensaries throughout California and medical and adult-use dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

For more information about Terra Tech Corp visit: http://www.terratechcorp.com/

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Nevada visit: http://letsblum.com

For more information about Blüm Oakland visit: http://blumoak.com/

Visit us on Facebook @ http://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

Visit IVXX on Facebook @ http://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.’s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.’s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) ability to integrate GrowOp Technology Ltd. into its operations as a reporting issuer with the Securities and Exchange Commission, and (vi) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.’s website does not constitute a part of this release.

CONTACTS

Terra Tech Corp.

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

3